TABLE 1	Exhibit 99.2

Royal Gold’s Royalty Portfolio

Calendar Year 2013 Production Estimates 1,2

PROPERTY	ROYALTY	OPERATOR	METAL	PRODUCTION ESTIMATES
UNITED STATES
Bald Mountain	1.75% to 2.5% NSR [3]	Barrick	Gold	44,000 oz
Cortez - GSR1 and GSR2	0.40% to 5.0% GSR [4]	Barrick	Gold	64,000 oz
Cortez - GSR3	0.71% GSR	Barrick	Gold	64,000 oz
Cortez - NVR1	0.39% NVR	Barrick	Gold	53,000 oz
Gold Hill	1.0% to 2.0% NSR [5,6]	Kinross/Barrick	Gold	50,000 to 60,000 oz
Gold Hill	1.0% to 2.0% NSR [5,6]	Kinross/Barrick	Silver	80,000 to 90,000 oz
Goldstrike (SJ Claims)	0.9% NSR	Barrick	Gold	383,000 oz
Leeville	1.8% NSR	Newmont	Gold	228,000 oz
Marigold	2.0% NSR	Goldcorp/Barrick	Gold	100,000 oz [7]
Pinson	3.0% NSR – Cordilleran [8,9] 2.94% NSR – Rayrock [8,10]	Atna Resources	Gold	65,000 to 70,000 oz
Ruby Hill	3.0% NSR	Barrick	Gold	91,000 oz
Twin Creeks	2.0% GV	Newmont	Gold	3,000 oz
Wharf	0.0% to 2.0% NSR [11]	Goldcorp	Gold	55,000 to 60,000 oz
CANADA
Canadian Malartic	1.0% to 1.5% NSR [12]	Osisko	Gold	409,000 oz [13]
Holt	0.00013 x Au price	St Andrew Goldfields	Gold	52,250 to 57,750 oz [14]
Mt. Milligan	52.25% of the payable gold [15]	Thompson Creek	Gold	Q3/Q4 [16]

TABLE 1 (cont.)

Royal Gold’s Royalty Portfolio

Calendar Year 2013 Production Estimates 1,2

PROPERTY	ROYALTY	OPERATOR	METAL	PRODUCTION ESTIMATES
MEXICO
Dolores	3.25% NSR	Pan American Silver	Gold	63,500 to 68,000 oz
Dolores	2.0% NSR	Pan American Silver	Silver	3.25 to 3.45 million oz
El Chanate	2.0% to 4.0% NSR [17]	AuRico Gold	Gold	17,000 oz [18]
Mulatos	1.0% to 5.0% NSR [19]	Alamos	Gold	180,000 to 200,000 oz
Peñasquito	2.0% NSR	Goldcorp	Gold	360,000 to 400,000 oz [20]
Peñasquito	2.0% NSR	Goldcorp	Silver	20 to 21 million oz [20]
Peñasquito	2.0% NSR	Goldcorp	Lead	145 to 160 million lbs [20]
Peñasquito	2.0% NSR	Goldcorp	Zinc	285 to 305 million lbs [20]
CENTRAL AND SOUTH AMERICA
Andacollo [21]	75% of payable gold (NSR)	Teck	Gold	63,000 oz [20]
Don Mario	3.0% NSR	Orvana	Gold	12,000 oz [20,22]
Don Mario	3.0% NSR	Orvana	Silver	650,000 oz [20,22]
Don Mario	3.0% NSR	Orvana	Copper	12 million lbs [20,22]
El Limon	3.0% NSR	B2Gold	Gold	54,000 to 58,000 oz

AUSTRALIA
Gwalia Deeps	1.5% NSR	St Barbara	Gold	175,000 to 190,000 oz [23]
King of the Hills	1.5% NSR	St Barbara	Gold	55,000 to 60,000 oz [23]
Meekatharra Gold Project (Yaloginda)	0.45% NSR	Reed Resources	Gold	100,000 to 150,000 oz
South Laverton	1.5% NSR	Saracen	Gold	125,000 to 135,000 oz [23]
AFRICA
Inata	2.5% GSR	Avocet	Gold	135,000 oz
Taparko	2.0% GSR	High River	Gold	127,000 oz
EUROPE
Las Cruces	1.5% NSR	Inmet	Copper	151 to 159 million lbs [24]

FOOTNOTES TO TABLE 1

[1]	Reported production is subject to our royalty interests, as reported to us by the operators of the mines, unless otherwise noted.

2.	The estimates and production reports are prepared by the operators of the mining properties. Royal Gold does not participate in the preparation or verification of the operators’ estimates or production reports and has not independently assessed or verified the accuracy of such information. Please refer to our cautionary statement regarding forward-looking statements and to the risk factors identified in our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission for information regarding factors that could affect actual results.

[3]	NSR sliding-scale schedule (price of gold per ounce – royalty rate): Below $375 – 1.75%; >$375 to $400 – 2.0%; >$400 to $425 – 2.25%; $425 and higher – 2.5%. All price points are stated in 1986 dollars and are subject to adjustment in accordance with a blended index comprised of labor, diesel fuel, industrial commodities, and mining machinery.

[4]	GSR sliding-scale schedule (price of gold per ounce – royalty rate): Below $210 – 0.40%; $210 to $229.99 – 0.50%; $230 to $249.99 – 0.75%; $250 to $269.99 – 1.30%; $270 to $309.99 – 2.25%; $310 to $329.99 – 2.60%; $330 to $349.99 – 3.00%; $350 to $369.99 – 3.40%; $370.00 to 389.99 – 3.75%; $390 to $409.99 – 4.0%; $410 to $429.99 – 4.25%; $430 to $449.99 – 4.50%; $450 to $469.99 – 4.75%; $470 and higher – 5.00%.

[5]	Round Mountain, a joint venture between Kinross and Barrick, has the right, at any time, to purchase the royalty interest for $10.0 million less any royalty payments paid prior to the purchase option being exercised. The royalty is subject to a minimum royalty payment of $100,000 per year, which is capped at $1.0 million. As of March 31, 2013, minimal royalty payments totaling $975,000 have been received. Once all royalty payments and the minimum royalty payment equals $10.0 million, the royalty terminates.

[6]	The 1.0% to 2.0% sliding-scale NSR royalty will pay 2.0% when the price of gold is above $350 per ounce and 1.0% when the price of gold falls to $350 per ounce or below. The silver royalty rate is based on the price of gold.

[7]	Total property production guidance of 142,500 to 150,000 ounces of gold reflects Barrick’s and Goldcorp’s combined interest and has been calculated from Goldcorp’s guidance of 95,000 to 100,000 ounces, which reflects their 66.7% interest. Reported guidance reflects production estimate from our area of interest.

[8]	Production forecast applies to Section 29 which currently holds about 95% of the reserves reported for the project.

[9]	An additional Cordilleran royalty applies to a portion of Section 28.

[10]	Additional Rayrock royalties apply to Sections 28, 32 and 33; these royalty rates vary depending on pre-existing royalties. The Rayrock royalties have a 200,000 ounce threshold that must be met in the pre-existing open pits before they become payable. As of March 31, 2012, approximately 103,000 ounces have been produced.

[11]	NSR sliding-scale schedule (price of gold per ounce – royalty rate): $0.00 to under $350 – 0.0%; $350 to under $400 – 0.5%; $400 to under $500 – 1.0%; $500 or higher – 2.0%.

FOOTNOTES TO TABLE 1 (cont.)

[12]	NSR sliding-scale schedule (price of gold per ounce – royalty rate): $0.00 to $350 – 1.0%; above $350 – 1.5%.

[13]	The operator’s production guidance is 485,000 to 510,000 ounces of gold for the entire project.

[14]	The operator estimates that production at the Holt mine will comprise approximately 55% of their total production of 95,000 to 105,000 ounces for calendar 2013.

[15]	This is a metal stream whereby the purchase price for gold ounces delivered is $435 per ounce, or the prevailing market price of gold, if lower; no inflation adjustment. Payable factor is fixed at 97% of contained gold in concentrate.

[16]	Thompson Creek’s guidance is that production is scheduled to commence in the third calendar quarter of calendar 2013, with commercial production expected in the fourth quarter.

[17]	The NSR sliding-scale royalty is capped once payments of approximately $17 million have been received. NSR sliding-scale schedule (price of gold per ounce – royalty rate): less than $300 – 2.0%; $300 to $350 – 3.0%; greater than $350 – 4.0%.

[18]	Au Rico’s guidance for calendar 2013 is 70,000 to 80,000 ounces. The royalty payment cap of $17 million was reached with production of 17,000 ounces as of March 31, 2013.

[19]	The Company’s royalty is subject to a 2.0 million ounce cap on gold production. There have been approximately 1.1 million ounces of cumulative production, as of March 31, 2013. NSR sliding-scale schedule (price of gold per ounce – royalty rate): $0.00 to $299.99 – 1.0%; $300 to $324.99 – 1.50%; $325 to $349.99 – 2.0%; $350 to $374.99 – 3.0%; $375 to $399.99 – 4.0%; $400 or higher – 5.0%.

[20]	Recovered metal is contained in concentrate and is subject to third party treatment charges and recovery losses

[21]	The royalty rate is 75% until 910,000 payable ounces of gold have been produced; 50% thereafter. There have been approximately 155,000 cumulative payable ounces produced as of March 31, 2013. Gold is produced as a by-product of copper.

[22]	Production guidance for October 2012 through September 2013.

[23]	Production guidance for July 2012 through June 2013.

[24]	Inmet’s guidance for 2013 is 68,500 to 72,000 tonnes of copper, which converts to 151 to 159 million pounds of copper.

NOTE: The Table does not include production guidance for properties that the operators did not provide information. These properties are: Allan, Balcooma, Johnson Camp, Mt. Goode, Robinson, Skyline, Sega, Tambor, Troy, Voisey’s Bay, Williams, Wolverine, and three oil and gas royalties. The Company’s royalty portfolio contains several different types of royalties or similar interests which are defined as follows:

DEFINITIONS

Gross Smelter Return (“GSR”) Royalty – A defined percentage of the gross revenue from a resource extraction operation, less, if applicable, certain contract-defined costs paid by or charged to the operator.

Gross Value ("GV") Royalty – A defined percentage of the gross value, revenue or proceeds from a resource extraction operation, without deductions of any kind.

Metal Stream – An agreement that provides, in exchange for an upfront payment, the right to purchase all or a portion of the precious metals produced from a base metal mine, at a price determined for the life of the transaction by the agreement.

Net Smelter Return (“NSR”) Royalty – A defined percentage of the gross revenue from a resource extraction operation, less a proportionate share of incidental transportation, insurance, refining and smelting costs.

Net Value Royalty (“NVR”) – A defined percentage of the gross revenue from a resource extraction operation, less certain contract-defined costs.

Royalty – The right to receive a percentage or other denomination of mineral production from a resource extraction operation.